Exhibit 99.1

Investor Contact:

Michael Polyviou/Peter Schmidt

Financial Dynamics

212-850-5748

Media Contact:

Lauren Stein

Financial Dynamics

212-850-5650

iPCS, INC., A PCS AFFILIATE OF SPRINT, REPORTS FINANCIAL RESULTS
FOR THE QUARTER ENDED JUNE 30, 2005

SCHAUMBURG, Ill. – August 15, 2005 - iPCS, Inc. (OTCBB: IPCX), a PCS Affiliate of Sprint, today reported financial and operational results for its third fiscal quarter ended June 30, 2005.  This information supplements the subscriber activity results, which the Company previously announced on July 20, 2005.

Highlights for the Quarter ended June 30, 2005 (does not include Horizon PCS):

•                  Total revenues of approximately $59.5 million

•                  Net loss of approximately $12.5 million or $1.35 per share

•                  Adjusted EBITDA of approximately $10.5 million

•                  Capital expenditures of approximately $3.1 million

•                  As previously announced on July 20, 2005:

•                  Gross activations of approximately 32,300

•                  Net additions of approximately 11,800

•                  Monthly churn, net of 30 day deactivations, of 2.2%

•                  Ending subscribers of approximately 271,000

“We were very pleased with our results during our most recent period,” said Timothy M. Yager, President and Chief Executive Officer of the Company.  “Subscriber growth demonstrates the continuing momentum we started at the end of last year.  Net additions of over 11,000 exceeded our expectations and was the highest quarterly net additions in over two and one-half years.  At the same time, an increase in ARPU allowed us to record strong quarterly revenues and a meaningful increase in Adjusted EBITDA from our most recent quarter.”

On July 1, 2005, the Company completed its merger with Horizon PCS, Inc., whereby Horizon PCS was merged with and into the Company.  Accordingly, the results of the Company for the quarter ended June 30, 2005 do not include any results from Horizon PCS.  Therefore, the Company is providing certain summary financial and operational results for Horizon PCS for the quarter ended June 30, 2005.

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Horizon PCS Highlights for the Quarter ended June 30, 2005:

•                  Total revenues of approximately $47.1 million

•                  Net loss of approximately $29.8 million

•                  Adjusted EBITDA of approximately $3.6 million; this includes approximately $3.6 million in merger related expenses

•                  Capital expenditures of approximately $7.9 million

•                                          As previously announced on July 20, 2005

•                                          Gross additions of approximately 20,300

•                                          Net additions of approximately 4,200

•                                          Monthly churn, net of 30 day deactivations, of 2.6%

•                                          Ending subscribers of approximately 188,000

“At the beginning of the quarter we closed our merger with Horizon PCS, and the pace of integration and the coordination among our combined management team has exceeded my expectations,” Yager continued.  “Even though we completed our merger with Horizon PCS just six weeks ago, we are already excited about the growth opportunities in the combined markets and feel confident that we will be able to translate our recent successes at iPCS to the newly acquired Horizon PCS territories.”

Conference Call to be held at 10:00am ET (9:00am CT)

The Company has scheduled a conference call for later today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).   To listen to the call, dial 1-800-370-0898 at least five minutes before the conference call begins and reference the “iPCS Earnings Conference Call.”  Those calling in from international locations should dial 1-973-935-2101 and use the same pass code.  A replay of the call will be available at 4:00 p.m. Eastern Time on August 15, 2005.  To access the replay, dial 1-877-519-4471 using a pass code of 6277635.  To access the replay from international locations, dial 1-973-341-3080 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com.  Replay of the webcast and the call will be available through midnight on August 22, 2005.

About iPCS, Inc.

iPCS is the PCS Affiliate of Sprint with the exclusive right to sell wireless mobility communications, network products and services under the Sprint brand in 80 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Quad Cities (IA/IL), Scranton (PA) and Saginaw-Bay City (MI). As of June 30, 2005 and giving effect to the July 1, 2005 completion of its merger with Horizon PCS, iPCS’s licensed territory had a total population of approximately 15.0 million residents, of which its wireless network covered approximately 11.3 million residents, and had approximately 459,000 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company’s website at www.ipcswirelessinc.com.

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Comparability of Financial Results

Upon emergence from Chapter 11 bankruptcy on July 20, 2004, iPCS applied fresh-start accounting effective as of July 2, 2004.  As a result, the reported historical financial statements of iPCS for periods prior to July 2, 2004 are not comparable to those of iPCS for periods ending after July 2, 2004.  Activity of iPCS for any periods after July 2, 2004 is included in the post-bankruptcy, or “Successor Company” financial statements.  Activity of iPCS for periods prior to July 2, 2004 is included in the pre-bankruptcy, or “Predecessor Company” financial statements.  In accordance with generally accepted accounting principles, the reported historical financial statements of the Predecessor Company for periods ending prior to July 2, 2004 cannot be added to those of the Successor Company.

We have also included as supplemental information at the end of this press release the historical unaudited balance sheet of Horizon PCS in a condensed form as of June 30, 2005, and the historical unaudited statement of operations for Horizon PCS in a condensed form for the three months ended June 30, 2005.  Because Horizon PCS will no longer publish financial statements and its second quarter results would otherwise be unreported, iPCS is providing certain of Horizon’s historical financial information for informational purposes only.  The financial results of Horizon PCS will be included in iPCS’s reported results effective July 1, 2005. The acquisition of Horizon PCS will be accounted for using the purchase method of accounting.  Under this method of accounting, the purchase price is allocated to the underlying tangible and intangible assets and liabilities acquired based on their respective fair market values, with any excess purchase price allocated to goodwill.  Due to the effects of purchase accounting and other differences in accounting methodologies, the results of Horizon prior to the merger with iPCS will not be comparable to its results after the merger.

Definitions of Operating and Non-GAAP Financial Measures

iPCS provides readers financial measures calculated using generally accepted accounting principles (“GAAP”) and other measures which are derived from GAAP (“Non-GAAP Financial Measures”).  These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.  These financial measures are a supplement to GAAP financial measures and should not be considered as an alternative to, or more meaningful than, GAAP financial measures.

The Non-GAAP Financial Measures used in this release include the following:

•     EBITDA represents earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA represents EBITDA as adjusted for reorganization costs, cancellation of debt income, gain or loss on the disposal of property and equipment and non-cash stock compensation expense.  Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

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•     ARPU, or average revenue per user, is a measure of the average monthly subscriber revenue earned for subscribers based in our territory, excluding roaming revenue.  This measure is calculated by dividing subscriber revenues in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

•     CCPU, or cash cost per user, is a measure of the costs to operate our business on a per subscriber basis consisting of costs of service and operations, general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers (for iPCS only), less reorganization costs.  These costs are divided by average monthly subscribers in our territory during the period divided by the number of months in the period to calculate CCPU.

•     CPGA, or cost per gross addition, is used to measure the average cost we incur to add a new subscriber in our territory.  Costs we incur in calculating this measure include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs.  We calculate CPGA by dividing (a) the sum of cost of equipment and selling and marketing costs during the measurement period, less equipment sales revenue during the measurement period, by (b) the total number of subscribers activated in our territory during the period.  For iPCS, cost of equipment and equipment revenue excludes costs and revenue associated with handset upgrades for current subscribers.

•     Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis.  We calculate average monthly churn based on the number of subscribers deactivated during the period (net of those who deactivated within 30 days of activation) as a percentage of our average monthly subscriber based during the period divided by the number of months during the period.

•     Licensed POPs represent the number of residents in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name.  The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•     Covered POPs represent the number of residents covered by our portion of the wireless network of Sprint in our territory.  The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

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Forward Looking Statements and Other Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (1) statements about the benefits of the merger between iPCS, Inc. (“iPCS”) and Horizon PCS, Inc. (“Horizon PCS”), including future financial and operating results; (2) statements with respect to the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts; and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the businesses of iPCS and Horizon PCS may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected combination benefits from the iPCS/Horizon PCS merger may not be fully realized or realized within the expected time frame; (3) disruption from merger integration making it more difficult to maintain relationships with Sprint, subscribers, employees, dealers or suppliers; (4) the Company’s dependence on its affiliation with Sprint; (5) shifts in populations or network focus; (6) changes or advances in technology or difficulties in implementing the Company’s Nortel equipment swaps; (7) changes in Sprint’s national service plans or fee structure with the Company; (8) change in population; (9) difficulties in network construction; (10) increased competition in the Company’s markets; (11) adverse changes in financial position, condition or results of operations;  (12) the inability to open the number of new stores and to expand the co-dealer network as planned; (13) the outcome of iPCS’s, and any other PCS Affiliate of Sprint’s, litigation with Sprint concerning the Sprint/Nextel merger; and (14) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger or any other merger involving Sprint.  Additional factors that could cause the Company’s results to differ materially from those described in any forward-looking statements can be found in the joint proxy statement/prospectus regarding the merger with Horizon PCS dated May 13, 2005, the 2004 Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q of iPCS for the quarter ended March 31, 2005 and in the 2004 Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q of Horizon PCS for the quarter ended March 31, 2005, in each case, as filed with the Securities and Exchange Commission (the “Commission”) and available at the Commission’s internet site (http://www.sec.gov). The forward-looking statements in this document speak only as of the date of the document, and iPCS assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

Tables to Follow:

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in thousands except per share amounts)

	Successor Company	Successor Company
	June 30, 2005	September 30, 2004 (a)

Assets
Current Assets:
Cash and cash equivalents	$60,610	$57,760
Accounts receivable, net of allowance for doubtful accounts of $1,948 and $1,217, respectively	18,205	14,772
Receivable from Sprint	13,427	13,264
Inventories, net of reserves for excess/obsolescence of $166 and $50, respectively	1,571	1,310
Prepaid expenses	5,295	3,127
Other current assets	8	21
Total current assets	99,116	90,254
Property and equipment, net	95,013	134,931
Financing costs	6,137	6,497
Customer activation costs	830	451
Intangible assets, net of accumulated amortization of $11,754 and $3,051, respectively	67,173	78,861
Other assets	175	1,314
Total assets	$268,444	$312,308

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,307	$2,742
Accrued expenses	13,736	20,880
Payable to Sprint	22,215	24,404
Deferred revenue	6,253	5,764
Current maturities of long-term debt and capital lease obligations	9	7
Total current liabilities	46,520	53,797
Customer activation fee revenue	830	451
Other long-term liabilities	2,036	3,614
Long-term debt and capital lease obligations, excluding current maturities	165,392	165,400
Total liabilities	214,778	223,262

Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, par value $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 75,000,000 shares authorized, 9,080,009 and 8,744,164 shares issued and outstanding, respectively	91	87
Additional paid-in-capital	94,536	95,275
Unearned compensation	(308)	(340)
Accumulated deficiency	(40,653)	(5,976)
Total stockholders’ equity	53,666	89,046
Total liabilities and stockholders’ equity	$268,444	$312,308

(a) Derived from the Company’s audited financial statements

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in thousands except per share amounts)

	Successor Company	Predecessor Company	Successor Company	Predecessor Company
	For the Three Months Ended June 30, 2005	For the Three Months Ended June 30, 2004	For the Nine Months Ended June 30, 2005	For the Nine Months Ended June 30, 2004

Revenues:
Service revenue	$41,307	$37,175	$118,986	$107,097
Roaming revenue	16,520	13,391	46,790	34,393
Equipment and other	1,686	1,446	5,188	4,372
Total revenues	59,513	52,012	170,964	145,862
Operating Expenses:
Cost of service and roaming (exclusive of depreciation, as shown separately below)	(31,787)	(29,454)	(91,763)	(83,230)
Cost of equipment	(6,064)	(3,971)	(17,941)	(12,801)
Selling and marketing	(9,056)	(8,092)	(27,517)	(20,976)
General and administrative	(2,153)	(1,576)	(6,051)	(3,550)
Reorganization expense	—	(2,862)	—	(7,893)
Non-cash stock compensation expense	(379)	—	(425)	—
Depreciation	(15,390)	(9,539)	(39,151)	(28,596)
Amortization of intangible assets	(2,605)	—	(8,703)	—
Loss on disposal of property and equipment	(41)	(18)	(86)	(13)
Total operating expenses	(67,475)	(55,512)	(191,637)	(157,059)
Operating loss	(7,962)	(3,500)	(20,673)	(11,197)
Interest income	412	201	914	263
Interest expense	(4,981)	(5,522)	(14,936)	(10,142)
Other income	6	3	18	7
Loss before income taxes	(12,525)	(8,818)	(34,677)	(21,069)
Income tax benefit	—	—	—	—
Net loss	$(12,525)	$(8,818)	$(34,677)	$(21,069)

Basic and diluted loss per share of common stock Loss available to common stockholders	$(1.35)	n/a	$(3.74)	n/a

Weighted average common shares outstanding	9,261,549	n/a	9,266,627	n/a

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(In thousands)

Reconciliation of Non-GAAP Financial Measures

	Successor Company	Predecessor Company	Successor Company	Predecessor Company
	For the Three Months Ended June 30, 2005	For the Three Months Ended June 30, 2004	For the Nine Months Ended June 30, 2005	For the Nine Months Ended June 30, 2004

Net loss	$(12,525)	$(8,818)	$(34,677)	$(21,069)
Net interest expense	4,569	5,321	14,022	9,879
Depreciation and amortization	17,995	9,539	47,854	28,596
EBITDA	10,039	6,042	27,199	17,406
Non-cash stock compensation expense	379	—	425	—
Reorganization expense	—	2,862	—	7,893
Loss on disposal of property and equipment	41	18	86	13
Adjusted EBITDA	$10,459	$8,922	$27,710	$25,312

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

Summary of Operating Statistics

	Successor Company	Successor Company	Predecessor Company
	For the Three Months Ended June 30, 2005	For the Three Months Ended March 31, 2005	For the Three Months Ended June 30, 2004

Subscribers
Gross Additions	32,300	32,700	26,000
Net Additions	11,800	10,000	5,600
Total Customers	271,000	259,200	233,000
Churn	2.2%	2.6%	2.4%

Average Revenue Per User, Monthly
Including Roaming	$73	$71	$73
Without Roaming	$52	$51	$54

Cash Cost Per User, Monthly
Including Roaming	$44	$44	$45
Without Roaming	$30	$31	$32

Cost Per Gross Addition	$384	$358	$404

Licensed Pops (Millions)	7.8	7.8	7.8
Covered Pops (Millions)	5.9	5.9	5.9
Cell Sites	690	679	662

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(Dollars in thousands except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

	Successor Company	Successor Company	Predecessor Company
	For the Three Months Ended June 30, 2005	For the Three Months Ended March 31, 2005	For the Three Months Ended June 30, 2004
ARPU
Service revenue	$41,307	$39,094	$37,175
Roaming revenue	16,520	14,522	13,391
Total service revenue	$57,827	$53,616	$50,566
Average subscribers	265,227	253,407	231,310

Average revenue per user including roaming, monthly	$73	$71	$73
Average revenue per user without roaming, monthly	$52	$51	$54

CCPU
Cost of service and roaming	$31,787	$30,374	$29,454
less: Activation costs included in cost of service and roaming	70	131	(199)
plus: General and administrative expenses	2,153	1,906	1,576
less: Retail equipment upgrade revenue	(384)	(481)	(166)
plus: Retail equipment cost of upgrades	1,422	1,440	619
Total cash costs including roaming	$35,048	$33,370	$31,284
less: Roaming expense	(11,084)	(10,174)	(8,923)
Total cash costs without roaming	$23,964	$23,196	$22,361
Average subscribers	265,227	253,407	231,310

Cash cost per user, monthly	$44	$44	$45
Cash cost per user without roaming, monthly	$30	$31	$32

CPGA
Selling and marketing	$9,056	$8,435	$8,092
plus: Activation costs included in cost of service and roaming	(70)	(131)	199
less: Equipment revenue, net of upgrade revenue	(1,248)	(1,307)	(1,118)
plus: Cost of equipment, net of cost of upgrades	4,642	4,717	3,351
Total costs of acquisition	$12,380	$11,714	$10,524
Gross adds	32,272	32,707	26,045

Cost per gross add	$384	$358	$404

Supplemental Information

Horizon PCS, Inc.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

(Dollars in thousands except per share amounts)

Successor Company
June 30,
2005

Assets
Current Assets:
Cash and cash equivalents	$43,051
Accounts receivable, net of allowance for doubtful accounts of $982	11,527
Inventories, net of reserves for excess/obsolescence of $82	513
Prepaid expenses	2,949
Other current assets	142
Total current assets	58,182
Property and equipment, net	82,873
Financing costs	3,809
Customer activation costs	659
Intangible assets, net of accumulated amortization of $26,755	93,596
Other assets	165
Total assets	$239,284

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,831
Accrued expenses	13,505
Payable to Sprint	3,070
Deferred revenue	3,985
Total current liabilities	25,391
Customer activation fee revenue	659
Other long-term liabilities	3,595
Long-term debt	125,000
Total liabilities	154,645

Commitments and contingencies	—

Stockholders’ Equity:
Common stock, par value $.0001 per share; 25,000,000 shares authorized, 9,013,317 shares issued and outstanding	1
Additional paid-in-capital	162,504
Accumulated deficiency	(77,866)
Total stockholders’ equity	84,639
Total liabilities and stockholders’ equity	$239,284

Horizon PCS, Inc.
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(Dollars in thousands except per share amounts)

Successor Company
For the Three Months Ended June 30, 2005

Revenues:
Service revenue	$29,272
Roaming revenue	16,632
Equipment and other	1,184
Total revenues	47,088
Operating Expenses:
Cost of service and roaming (exclusive of depreciation, as shown separately below)	(24,913)
Cost of equipment	(2,081)
Selling and marketing	(6,619)
General and administrative	(9,844)
Non-cash stock compensation expense	(4,435)
Depreciation	(16,877)
Amortization of intangible assets	(8,918)
Total operating expenses	(73,687)
Operating loss	(26,599)
Interest income and other, net	348
Interest expense, net of capitalized interest	(3,512)
Loss before income taxes	(29,763)
Income tax benefit	—
Net loss	$(29,763)

Basic and diluted loss per share of common stock
Loss available to common stockholders	$(3.30)

Weighted average common shares outstanding	9,013,317

Horizon PCS, Inc.

(UNAUDITED)

(In Thousands)

Reconciliation of Non-GAAP Financial Measures

Successor Company
For the Three Months Ended June 30, 2005

Net loss	$(29,763)
Net interest expense	3,164
Depreciation and amortization	25,795
EBITDA	(804)
Non-cash stock compensation expense	4,435
Adjusted EBITDA	$3,631

Horizon PCS, Inc.

(UNAUDITED)

Summary of Operating Statistics

Successor Company
For the Three Months Ended June 30, 2005

Subscribers
Gross Additions	20,300
Net Additions	4,200
Total Customers	188,000
Churn	2.6%

Average Revenue Per User, Monthly
Including Roaming	$82
Without Roaming	$52

Cash Cost Per User, Monthly
Including Roaming	$62
Without Roaming	$46

Cost Per Gross Addition	$371

Licensed Pops (Millions)	7.2
Covered Pops (Millions)	5.4
Cell Sites	798

Horizon PCS, Inc.

(UNAUDITED)

(Dollars in thousands except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

Successor Company
For the Three Months Ended June 30, 2005
ARPU
Service revenue	$29,272
Roaming revenue	16,632
Total service revenue	$45,904
Average subscribers	185,884

Average revenue per user including roaming, monthly	$82
Average revenue per user without roaming, monthly	$52

CCPU
Cost of service and roaming	$24,913
plus: General and administrative expenses	9,844
Total cash costs including roaming	$34,757
less: Roaming expense	(9,253)
Total cash costs without roaming	$25,504
Average subscribers	185,884

Cash cost per user, monthly	$62
Cash cost per user without roaming, monthly	$46

CPGA
Selling and marketing	$6,619
less: Equipment revenue	(1,184)
plus: Cost of equipment	2,081
Total costs of acquisition	$7,516
Gross adds	20,271

Cost per gross add	$371

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